UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011

Marshall Edwards, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2011, Marshall Edwards, Inc. (the “Company”) entered into a Securities Subscription Agreement (the “Securities Subscription Agreement”) with Novogen Limited (“Novogen”), the Company’s majority stockholder, pursuant to which the Company has agreed to sell to Novogen 1,941,747 shares (the “Shares”) of the Company’s common stock, par value $0.00000002 per share (the “Common Stock”), at a purchase price of $1.03 per Share, for gross proceeds of $2 million. The Shares will be issued in a private offering in reliance on Section 4(2) of the Securities Act of 1933, as amended. The offering is expected to close on December 30, 2011, subject to customary closing conditions.

Novogen is the Company’s majority stockholder, holding approximately 55.6% of the Company’s issued and outstanding Common Stock as of December 28, 2011. After giving effect to the purchase of the Shares, as well as to the issuances to the May 2011 Financing Investors (as defined below) as described below, Novogen will own approximately 58.1% of the issued and outstanding shares of Common Stock.

Pursuant to the terms of the Amended and Restated Securities Purchase Agreement (the “May 2011 Securities Purchase Agreement”), dated as of May 16, 2011, between the Company and the investors named therein (the “May 2011 Financing Investors”), upon the issuance of the Shares, the Company will also be required to issue to the May 2011 Financing Investors an additional 245,700 shares of Common Stock, which shares are expected to be issued on December 29, 2011.

On December 29, 2011, the Company issued a press release announcing that it had entered into the Securities Subscription Agreement with Novogen. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

On December 29, 2011, the Company also issued an aggregate of 667,272 additional shares of Common Stock to the May 2011 Financing Investors in accordance with the calculation of the applicable price, based on the trading price of the Company’s Common Stock, with respect to the first adjustment date specified in the May 2011 Securities Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Subscription Agreement, dated as of December 28, 2011, between the Company and Novogen Limited.

99.1	Press release, dated December 29, 2011, relating to the Securities Subscription Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: December 29, 2011

Exhibit Index

Exhibit No.	Description

10.1	Securities Subscription Agreement, dated as of December 28, 2011, between the Company and Novogen Limited.

99.1	Press release, dated December 29, 2011, relating to the Securities Subscription Agreement.